MB Draft - 7/13/11

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to 14a-12

COMMAND SECURITY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

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(4)           Date Filed:

COMMAND SECURITY CORPORATION
P.O. Box 340, 1133 Route 55, Suite D,
Lagrangeville, NY 12540

July 28, 2011

Dear Fellow Shareholder:

On behalf of your Board of Directors, I cordially invite you to attend the 2011 Annual Meeting of Shareholders of Command Security Corporation, which will be held on September 13, 2011 at 1:00 p.m., Eastern Daylight Time.  We are very pleased that this year’s Annual Meeting will be our first completely virtual meeting of the shareholders, which will be conducted via live webcast.  You will be able to attend the 2011 Annual Meeting, online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MOC.

We are also very pleased to be using the Securities and Exchange Commission rule allowing companies to furnish proxy materials to shareholders electronically.  We believe that the e-proxy process expedites our shareholders' receipt of proxy materials, lowers the cost of distribution and reduces the environmental impact of our Annual Meeting.

In accordance with this rule, we sent a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") on or about August 1, 2011 to shareholders of record as of the close of business on July 26, 2011.  The Notice of Internet Availability contains instructions on how to access our Proxy Statement and our Annual Report for the fiscal year ended March 31, 2011 and vote online.  If you did not receive a printed copy of our proxy materials and would like to receive one from us instead of downloading a printable version, please follow the instructions for requesting such materials included in the Notice of Internet Availability, as well as in the attached Proxy Statement.  Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.  At the Annual Meeting, we will also respond to your questions.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we urge you to read our Proxy Statement and vote.  You may submit your proxy electronically, by telephone or by mail.

I look forward to our 2011 Annual Meeting of Shareholders.

Sincerely,

Barry I. Regenstein
President

COMMAND SECURITY CORPORATION
P.O. Box 340, 1133 Route 55, Suite D
Lagrangeville, NY 12540

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

WHAT:	The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Command Security Corporation, a New York corporation (the “Company”).

WHEN:	1:00 p.m. EST, on September 13, 2011

WHERE:
You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MOC.  You will need the 12-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) to enter the meeting.

ITEMS OF BUSINESS:

1.
To elect as members of Class I of our Board of Directors the three nominees named in the Proxy Statement accompanying this Notice of 2011 Annual Meeting of Shareholders (the "Notice of 2011 Annual Meeting"), to serve on our Board of Directors (the “Board”) until our 2013 Annual Meeting of Shareholders, or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of the firm of D'Arcangelo & Co., LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2012;

3.	To approve the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten; and

4.
To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.  Our Board is not presently aware of any other matter that may be raised for consideration at the Annual Meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record as of the close of business on July 26, 2011.

ANNUAL REPORT:	A copy of our Annual Report for the fiscal year ended March 31, 2011 is available at www.proxyvote.com.

DATE OF MAILING OR AVAILABILITY:	This Notice of 2011 Annual Meeting and this Proxy Statement are first being mailed or made available, as the case may be, to shareholders on or about August 1, 2011.

Whether or not you plan to attend the Annual Meeting online, please vote electronically or by telephone or, if you have received a paper copy of the proxy, please sign and date the enclosed proxy card and return it promptly.    If shares are held in a bank or brokerage account, you may vote by submitting voting instructions to your bank or broker.  You may revoke a previously delivered proxy at any time prior to the Annual Meeting.  Any shareholder may vote at the Annual Meeting, thereby canceling any previous proxy, provided that if your shares are held in a bank or brokerage account you will need to obtain a proxy, executed in your favor, from the shareholder of record (broker or nominee) to be able to vote by proxy at the Annual Meeting.

By Order of the Board of Directors

Barry I. Regenstein
President

Table of Contents

Page

Proposal One: Election of Directors	11
Proposal Two: Ratification of Appointment of Independent Registered Public Accountants	14
Proposal Three: Authorization of the Amendment to the Certificate of Incorporation to effect a Reverse Stock Split of the Company’s Common Stock at a Ratio of One-for-Ten	16
Information Concerning Executive Officers	23
Security Ownership of Certain Beneficial Owners and Management	24
Board Meetings and Committees	27
Executive Compensation	30
Compensation Discussion and Analysis	35
Report of the Audit Committee of the Board	37
Certain Relationships and Related Transactions	37
Documents Incorporated by Reference	37
Deadline for Receipt of Shareholder Proposals	35
Other Matters	38
Annex A: Certificate of Amendment of Certificate of Incorporation	A-1

COMMAND SECURITY CORPORATION
P.O. Box 340, 1133 Route 55, Suite D
Lagrangeville, NY 12540

PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

ANNUAL MEETING MATTERS

These proxy materials are being made available to you electronically or, upon your request, printed versions of these materials have been delivered to you by mail in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Command Security Corporation, a New York corporation (referred to herein as “we,”, “us,”, “Command” or the “Company”), for the Company’s fiscal 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 1:00 p.m. EST on Tuesday, September 13, 2011.

GENERAL INFORMATION ABOUT VOTING

General

This Proxy Statement has information about the Annual Meeting and was prepared by our management for our Board.  We sent the Notice of Internet Availability on or about August 1, 2011 to shareholders of record entitled to vote at the Annual Meeting.  All shareholders have the ability to access the proxy materials online and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials electronically or to request a printed copy can be found in the Notice of Internet Availability and in this Proxy Statement.

Purpose of the meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of 2011 Annual Meeting.  Each proposal is described in more detail in this Proxy Statement.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the record date of July 26, 2011.  At July 26, 2011, there was a total of 10,878,098 shares of common stock outstanding all of which are eligible to be voted at the Annual Meeting.  You get one vote for each share of common stock that you hold.  Only holders of the Company’s common stock as of the record date are entitled to notice of and to vote on some or all of the matters listed in this Proxy Statement and the accompanying Notice of 2011 Annual Meeting.  The stock transfer books will not be closed between the record date and the date of the meeting.  A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices at the address listed above for a period of at least 10 days prior to the Annual Meeting and during the Annual Meeting such list will be available for examination at www.virtualshareholdermeeting.com/MOC.

What do I need in order to be able to attend the Annual Meeting online?

The Company will be hosting the Annual Meeting live online.  Any shareholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/MOC.  You will need the 12-digit control number included in your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the Annual Meeting.  Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MOC.

How do I vote if my shares are held in “street name”?

If on July 26, 2011, your shares were held in the name of your broker, dealer, bank, trustee or other nominee, that party should give you instructions for voting your shares.  In these cases, you may vote directly, electronically or by telephone or mail.  The instructions set forth below apply to shareholders of record (also referred to as “registered holders”) only and not those whose shares are held in the name of a nominee.

How do I vote by proxy if I am a registered holder?

If on July 26, 2011, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a registered holder.  If you are a registered holder you may vote by granting a proxy.  The proxy holders will vote your shares as you instruct.  If you grant a proxy but do not vote on a proposal, the proxy holders will vote for you on that proposal.  Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.
FOR the election of three (3) Class I directors listed below in Proposal No. 1 to serve on our Board until our 2013 Annual Meeting of shareholders, or until their respective successors have been duly elected and qualified;

2.	FOR the ratification of the appointment of D'Arcangelo & Co., LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012 as described in Proposal No. 2;

3.
FOR the amendment to the Company’s Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten as described in Proposal No. 3; and

4.	In the manner that the proxy holders deem appropriate for any other proposal to be considered at the Annual Meeting.

You can vote by proxy electronically or by telephone or mail by following the instructions set forth below:

Voting Electronically

You can vote at www.proxyvote.com, 24 hours a day, seven days a week.  You will need the 12-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials).

Voting By Telephone

You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week.  You will need the 12-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials).

The online and telephone voting procedures, which comply with New York law, are designed to authenticate shareholder’s identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Mail

If you have received a printed copy of the proxy materials by mail, you may complete, sign and return by mail the proxy card sent to you together with the printed copies of the proxy materials.  The proxy card should be mailed to Command Security Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

Is there a deadline for submitting proxies electronically or by telephone or mail?

Proxies submitted electronically or by telephone as described above must by received by 11:59 p.m. EST on September 12, 2011.

Proxies submitted by mail should be received by the Company before 1:00 p.m. EST on September 13, 2011.

On what matters may I vote?

1.	The election of three (3) Class I directors named herein to serve on our Board until our 2013 Annual Meeting of shareholders, or until their respective successors have been duly elected and qualified.

2.	The ratification of the appointment of D'Arcangelo & Co., LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

3.	The amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten.

4.
To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.  Our Board is not presently aware of any other matter that may be raised for consideration at the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement.  None of the proposals requires the approval of any other proposal to become effective.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR the election of three (3) Class I directors named herein to serve on our Board (Proposal One); FOR the ratification of the appointment of D’Arcangelo & Co., LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012 (Proposal Two); and FOR the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten (Proposal Three).

What if other matters are presented at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted at the Annual Meeting.  If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy?

Yes.  At any time before the vote on a proposal, you can change your vote either by giving our Corporate Secretary a written notice revoking your proxy, by attending the Annual Meeting online, by signing, dating and returning to us a new proxy or by voting again electronically or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. EST on September 12, 2011.  We will honor the proxy with the latest date.  However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting.  For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice of Internet Availability or proxy card is the date of the proxy.

Can I vote at the Annual Meeting rather than by completing a proxy?

Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/MOC.  You will need the 12-digit control number included on your Notice of Internet Availability or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting.  If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

How is a quorum obtained?

We will hold the Annual Meeting if a quorum is present.  A quorum will be present if holders of a majority of the outstanding shares of common stock entitled to vote on a matter at the Annual Meeting are present in person or represented by proxy at the Annual Meeting.  If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time until a quorum is obtained.  If you submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals listed on the proxy card.  If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

How many votes are required to approve the proposals?

A plurality of the votes cast of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors.  Accordingly, the three nominees for Class I director receiving the highest number of affirmative votes for such class will be elected.  Because the nominees will be elected by a plurality vote, neither broker non-votes nor shares abstaining from the vote on the proposal to elect the slate of nominees will have an effect on the outcome of the election.

The affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board’s appointment of our independent registered public accounting firm.  With respect to the approval of the ratification of the appointment of the independent registered public accountants, abstentions are considered to be shares present and entitled to be cast and will have the effect of a negative vote on the matter, and broker non-votes are not counted as shares eligible to vote and will have no effect on the outcome of the matter.  Shareholder ratification of the appointment of D'Arcangelo & Co., LLP as our independent registered public accountants is not required by our By-laws or other applicable legal requirement.  However, the Board is submitting the selection of D'Arcangelo & Co., LLP to the shareholders for ratification as a matter of good corporate governance.  If the shareholders fail to ratify the selection, the audit committee of our Board (the “Audit Committee”) will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our shareholders' best interests.

The affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the amendment to the Certificate of Incorporation to effect a reverse stock split.  Abstentions are considered to be shares present and entitled to be cast and will have the effect of a negative vote on the matter, and broker non-votes are not counted as shares eligible to vote and will have no effect on the outcome of the matter.

What is a “broker non-vote”?

The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares.  Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”).  A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting on non-discretionary matters.  The broker’s inability to vote with respect to the non-discretionary matters with respect to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.”  Under current NYSE interpretations, Proposal One and Proposal Three are considered non-discretionary matters and Proposal Two is considered a discretionary matter.  Broker non-votes will have no effect on the outcome of Proposal One or Proposal Three.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of the Board.  The Company will pay the cost of distributing this Proxy Statement and related materials.  Our officers may solicit proxies by mail or telephone.  Upon request, we will furnish copies of these proxy materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to the beneficial owners.  The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies.  If the Company does retain a proxy solicitation firm, the Company would pay such firm’s customary fees and expenses which fees would be expected to be approximately $5,000, plus expenses.

Is my vote confidential?

Proxy cards and voting tabulations that identify individual shareholders are mailed or returned directly to Broadridge Financial Solutions and handled in a manner that protects your voting privacy.  Your vote will not be disclosed EXCEPT:

1.	as needed to permit Broadridge Financial Solutions to tabulate and certify the vote;

2.	as required by law; or

3.	in limited circumstances such as a proxy contest in opposition to the Board.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed

Company information and mailing address

We were incorporated under New York law on May 9, 1980.  Our principal executive offices are located at 1133 Route 55, Suite D, Lagrangeville, NY 12540.  Our telephone number is (845) 454-3703.  Our website address is www.commandsecurity.com.

Information on our website is not intended to be incorporated into this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 13, 2011:

The Notice of 2011 Annual Meeting, this Proxy Statement and our 2011 Annual Report are available at www.proxyvote.com.  In addition, if you have not received a copy of our proxy materials and would like to receive one for the Annual Meeting or for future shareholder meetings, you may request paper or e-mail copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	By Internet: go to www.proxyvote.com and follow the instructions; or

•	By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice of Internet Availability in the subject line.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board is currently comprised of six (6) members divided into two classes of directors serving staggered two-year terms.  Class I currently consists of three (3) directors: Peter T. Kikis, Martin C. Blake, Jr. and Janet L. Steinmayer.  Class II currently consists of three (3) directors: Barry I. Regenstein, James P. Heffernan and Thomas P. Kikis.

The Class I directors of the Company to be elected at the Annual Meeting will serve for a term of two years, expiring at the Annual Meeting of shareholders in 2013 or until their respective successors are elected and have qualified.  The Class II directors of the Company will continue in office for their existing terms, which expire at the 2012 Annual Meeting of shareholders or when their respective successors are elected and have been duly elected and qualified.

Unless authority to vote for directors is withheld, the Company intends that the shares represented by the enclosed proxy will be voted for the election of the nominees listed below.  In the event the nominees become unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such persons as the Board may select.  The Board has no reason to believe that the nominees will be unable or unwilling to serve.

Directors are elected by a plurality vote of the aggregate voting power of the shares of outstanding common stock, present in person or represented by proxy, voting together as a single class. Accordingly, the three (3) nominees for Class I director receiving the highest number of affirmative votes for such class will be elected.

Directors

Set forth below is certain information regarding the Company's directors, including information furnished by them as to their principal occupations and business experience for the past five years, membership on committees of the board and directorships held by them in other publicly-held companies, their respective ages as of July 28, 2011 and the year in which each became a director of the Company. Each director has served continuously with the Company since their first election as indicated below.

Name	Age	Position with the Company	Director Since
Class I nominees for terms ending in 2013
Peter T. Kikis	88	Director and Chairman of the Board	2004
Martin C. Blake, Jr.	57	Chief Operating Officer and Director	2004
Janet L. Steinmayer	56	Director	2011

Continuing Class II Directors:
Thomas P. Kikis	50	Director	2004
James P. Heffernan	65	Director	2010
Barry I. Regenstein	54	President, Chief Financial Officer and Director	2007

Nominees for Class I of our Board

Peter T. Kikis has served as one of our directors since August 2004 and was named Co-Chairman of the Board in September 2006. Since 1950, Mr. Kikis has been the President and a principal in Spencer Management Company, a real estate development and management company in New York.  Previously he was an investor and a director of the Company from February 1995 to September 2000.  As a long-time investor with experience investing in public companies having a similar market capitalization as the Company as well as private companies involved in a number of industries, including the security industry, Mr. Kikis contributes valuable advice to our Board regarding the Company’s challenges and opportunities, financial issues and short- and long-term business strategy. For these reasons, our Board has concluded that Mr. Kikis should serve as a director of the Company.  Peter T. Kikis is the father of Thomas P. Kikis.  There are no other family relationships among any of our directors or executive officers.

Martin C. Blake, Jr. has served as one of our directors since October 2004.  Mr. Blake has served as our Chief Operating Officer since January 2006.  Mr. Blake has been employed by the Company since 1995, and served as Vice President and head of our Aviation Division from 1995 to December 2005.  Mr. Blake has over thirty years of experience in aviation security services.  Prior to joining the Company in 1995, Mr. Blake retired as a Major in the United States Air Force, where he served in a variety of senior management positions.  Mr. Blake's last assignment was as the Program Manager for Electronic Security Systems, Electronic Systems Division.  In this capacity he managed a $20 million annual program responsible for global marketing, procurement, and deployment of electronic security systems.  He was responsible for integrating security systems and programs at international airports in Germany, Turkey and the United Kingdom.  Previously, Mr. Blake was the Director of Security at the Department of Defense's largest classified air flight facility, incorporating over 1,200 square miles of restricted air space. Establishing aviation security programs for major aircraft defense contractors was an integral responsibility of his position.  Mr. Blake also served as the Security Program Manager for Air Force space programs, including security for the Space Shuttle and expendable space launch vehicles.  He also led the effort to integrate a shared automated entry control system for use at Cape Canaveral, Kennedy Space Center and the Johnson Space Center.  As the Chief Operating Officer of the Company, Mr. Blake contributes valuable advice to our Board regarding the Company’s ongoing operations and its short- and long-term challenges and opportunities. He also serves as a conduit between the Board and management while overseeing the Company’s operations to realize the Board’s strategic goals.  For these reasons, our Board has concluded that Mr. Blake should serve as a director of the Company.

Janet L Steinmayer has served as one of our directors since June 9, 2011.  Ms. Steinmayer serves as Chief Executive Officer of Appleseed LLC, a company which provides strategic marketing and consulting services chiefly to expansion stage and artisanal food companies.  From 2006 to January 2009, Ms. Steinmayer served as President, Chief Executive Officer and as a member of the board of directors of Centerplate, Inc., which was a company whose shares were publicly traded on the NYSE Amex and the Toronto Stock Exchange until its sale to a private equity firm in January 2009.  Ms. Steinmayer was also employed in various other executive capacities with Centerplate from 1993 until her appointment as President and Chief Executive Officer in 2006.  Centerplate is one of the largest hospitality companies in North America and one of the largest providers of services to the National Football League (NFL), Major League Baseball (MLB), major convention centers, arenas, performing arts centers, museums and ski resorts.  Previously, Ms. Steinmayer served as Senior Vice President and General Counsel of Trans World Airlines, then a Fortune 500 company and the seventh largest U.S. airline.  Ms. Steinmayer is a graduate of Bryn Mawr College, where she serves on its Board of Trustees, and the University of Chicago Law School.  As a corporate executive with many years of business experience, including experience as chief executive officer of a publicly-traded company, Ms. Steinmayer contributes valuable advice to our board regarding our strategy, operations, sales and marketing obligations as a public company and financial challenges and opportunities.  For these reasons, our board has concluded that Ms. Steinmayer should serve as a director of the Company.

Incumbent Class II Directors

Thomas P. Kikis has served as one of our directors since August 2004.  Mr. Kikis is the managing member of Arcadia Securities, LLC, a New York based registered broker-dealer which he organized in 1998.  He is also the President of Kikis Asset Management, a New York - based money management firm he started in 1991.  Prior to that, he was Vice President in charge of trading and a Portfolio Manager at Deltec Securities, the New York subsidiary of an international investment bank.  Previously he was an investor and a director of the Company from October 1997 to September 2000.  Mr. Kikis has a B.A. from Princeton University and an Executive M.B.A. in Finance from the New York University Stern Graduate School of Business.  As a long-time investor with experience investing in public companies having a similar market capitalization as the Company, Mr. Kikis contributes valuable advice to our Board regarding the Company’s challenges and opportunities, financial issues and our obligations as a public company. For these reasons, our Board has concluded that Mr. Kikis should serve as a director of the Company.

James P. Heffernan has served as one of our directors since October 2010.  Currently, Mr. Heffernan serves as a member of the board of directors of Solutia Inc., a performance materials specialty chemical manufacturer with global operations around the world, and as a member of the board of directors of United Natural Foods, Inc., a leading distributor of natural and organic foods.  Mr. Heffernan also serves as Vice Chairman and as a Trustee of the New York Racing Association, which is the governing body for thoroughbred racing at Belmont, Aqueduct and Saratoga.  Previously, Mr. Heffernan served as President of WHR Management Corp. and as General Partner and President of Whitman Heffernan & Rhein Workout Funds, an investment banking firm specializing in corporate reorganizations.  From 1993 to 2000, Mr. Heffernan served as Chief Financial Officer, Chief Operating Officer and as a Director of Danielson Holding Corporation, which had ownership interests in a number of insurance and trust operations.  From 1993 until 2000, Mr. Heffernan served as a Director and as Chairman of the Finance Committee of Columbia Energy Group, a vertically integrated gas company with several billion dollars of annual revenues and assets (which was acquired by NiSource in November 2000).  Before joining WHR Management Corp., Mr. Heffernan was an attorney with the New York based law firm Anderson, Kill & Olick, PC., where he specialized in corporate reorganizations.  As an attorney with many years of corporate business experience, Mr. Heffernan contributes valuable advice to our board regarding the Company’s challenges and opportunities, financial issues and short- and long-term business strategy.  For these reasons, our board has concluded that Mr. Heffernan should serve as a director of the Company.

Barry I. Regenstein has assumed the duties and responsibilities of our former Chief Executive Officer, Edward S. Fleury since his resignation on May 17, 2011.  He has also served as our President since January 2006 and as our Executive Vice President and Chief Operating Officer from August 2004 until December 2005, and also as our Chief Financial Officer since October 2004.  Mr. Regenstein has over 30 years of experience including over 25 years in operations and finance of contract services companies.  Mr. Regenstein rendered consulting services for Trinad Capital, L.P., a shareholder of the Company, and its affiliates, from February 2004 until August 2004.  Prior to that period, Mr. Regenstein served as a Senior Vice President and Chief Financial Officer of GlobeGround North America LLC (formerly Hudson General Corporation), an airport services company from 2001 until 2003.  Mr. Regenstein also served as Vice President and Chief Financial Officer of GlobeGround North America LLC from 1997 to 2001 and was employed in various executive capacities with GlobeGround North America LLC since 1982.  Prior to joining Hudson General Corporation, he was with Coopers & Lybrand in Washington, D.C.  Mr. Regenstein has also served as a member of the board of directors of a number of publicly held companies.  From December 2005 until August 2009, Mr. Regenstein served as a member of the board of directors of ProLink Holdings Corp., a company whose common shares are publicly traded in the over the counter markets (“OTC”).  From March 2005 until February 2008, Mr. Regenstein served as a member of the board of directors of StarVox Communications, Inc., a company whose common shares are publicly traded in the OTC.  From October 2006 until February 2008, Mr. Regenstein served as a member of the board of directors of New Motion, Inc., a company whose common shares are publicly traded in the OTC.  From February 2005 until November 2009, Mr. Regenstein served as a member of the board of directors of Mandalay Media, Inc., a company whose common shares are publicly traded in the OTC.  Mr. Regenstein is also a member of the board of directors of Zoo Entertainment, Inc., a company whose common shares are publicly traded on the NASDAQ.  Mr. Regenstein is a Certified Public Accountant and received a B.S. in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University.   As the President and Chief Financial Officer of the Company, Mr. Regenstein contributes valuable advice to our Board regarding the Company’s ongoing operations and its short- and long-term challenges and opportunities. He also serves as a conduit between the Board and management while overseeing management’s efforts to realize the Board’s strategic goals.  For these reasons, our Board has concluded that Mr. Regenstein should serve as a director of the Company.

The Board unanimously recommends a vote FOR the election of each of the Class I nominees for director listed above.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected D'Arcangelo & Co., LLP as the independent registered public accountants to audit the books, records and accounts of the Company for the current fiscal year ending March 31, 2012, subject to ratification by the shareholders at the Annual Meeting. D'Arcangelo & Co., LLP has audited the Company's financial statements since 1996.  Although shareholder ratification is not required by our By-laws or any other applicable legal requirement, the Board is submitting the selection of D'Arcangelo & Co., LLP to the shareholders for ratification as a matter of good corporate governance.  Our Board recommends that shareholders vote for ratification of such appointment.  In the event of a negative vote on ratification, our Board may reconsider its selection.  A representative of D'Arcangelo & Co., LLP is expected to be present at our Annual Meeting; they will have the opportunity to make a statement and will be available to answer questions from shareholders.

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent registered public accountants. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent registered public accountants.

Pursuant to the Audit Committee charter, the Audit Committee is required to pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act, or the applicable rules of the Securities and Exchange Commission (“SEC”) or the Public Company Accounting Oversight Board) to be provided to the Company by the independent registered public accountants; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

During the fiscal years ended March 31, 2011 and 2010 and the interim period between April 1, 2011 and July 28, 2011, neither the Company nor anyone acting on its behalf consulted D'Arcangelo & Co., LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Approval of Proposal Two will require the affirmative vote of a majority of the common shares present or represented by proxy at the Annual Meeting and entitled to vote.

The following table sets forth the aggregate fees billed by D'Arcangelo & Co., LLP for audit and non-audit services rendered to the Company in our fiscal years ended March 31, 2010 and 2011, all of which were pre-approved by the Audit Commitee. These fees are categorized as audit fees, audit related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

Fee Category	Fiscal 2010	Fiscal 2011
Audit Fees	$201,287	$190,235
Audit-Related Fees	20,275	32,142
Tax Fees	105,400	60,800
All Other Fees	3,780	2,988
	$330,742	$286,165

Audit fees.  These fees generally consist of professional services rendered for the audits of the financial statements of the Company and its internal control over financial reporting, quarterly reviews, consents, income tax provision procedures and assistance with and review of documents filed with the SEC.

Audit-related fees.  These fees generally consist of assurance and other services related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent registered public accounting firm, issuance of consents, due diligence related to acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees.  These fees generally relate primarily to tax compliance, including review and preparation of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses and tax due diligence relating to acquisitions. They also include fees for state and local tax planning and consultations with respect to various tax matters.

All other fees.  These fees generally consist of reviews for compliance with various government regulations, risk management and treasury reviews and assessments and audits of various contractual arrangements.

Our Board has determined that the services rendered by D'Arcangelo & Co., LLP are compatible with maintaining their independence as the Company's principal accountants and independent auditors.

The Board unanimously recommends a vote “FOR” ratification of the appointment of D'Arcangelo & Co., LLP as the Company's independent registered public accountants for our fiscal year ending March 31, 2012.

PROPOSAL THREE:
AUTHORIZATION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF ONE-FOR-TEN

General

We are asking our shareholders to approve an amendment to the Certificate of Incorporation in the form set forth in Annex A to this Proxy Statement (the “Amendment”) providing for a reverse stock split of the Company’s outstanding common stock (the “reverse stock split” or “reverse split”).

On June 9, 2011, the Board adopted resolutions declaring advisable and approving the Amendment providing for a one-for-ten reverse stock split, subject to shareholder approval, and authorizing any other action that the Board may deem necessary to implement the reverse stock split without further approval or authorization of shareholders.  Approval of Proposal Three requires the affirmative vote of the holders of shares of common stock representing a majority of the votes of all of the shares outstanding as of the record date and entitled to vote on the proposal.

A vote “FOR” Proposal Three will constitute your approval of the Amendment and the authorization to effect a reverse stock split at a ratio of one-for-ten.

Purpose of the Reverse Stock Split

The Board believes that the shareholders should approve the Amendment providing for the reverse stock split for the following reasons:

•
Increase in Stock Price.  The Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of the Company’s common stock.  In particular, this will assist the Company in complying with the minimum price per share listing requirements of the NYSE Amex, thereby allowing the Company to maintain its listing on the NYSE Amex.

•
Increase in Eligible Investors.  The Board believes that a reverse stock split would improve the perception of the Company’s common stock as an investment and enable the Company to appeal to a broader range of investors. Therefore, the Board believes that a reverse stock split would allow investment by a broader range of institutions and other investors in the common stock, such as funds that are prohibited from buying stocks whose price is below a certain threshold, potentially increasing trading volume and liquidity.

•
Increased Broker Interest.  The Board believes that the intended increase in the stock price as a result of a reverse stock split would help increase broker interest in the common stock.  Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers.  Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the stock price were substantially higher.

•
Decreased Stock Price Volatility.  The Board believes that the intended increase in the stock price as a result of a reverse stock split could decrease price volatility, as currently small changes in the price of the common stock result in relatively large percentage changes in the stock price.

•
Decreased Administrative Burden.  The Board believes that the reverse split will also reduce the Company’s administrative burdens and costs by cashing-out those shareholders who currently own a number of shares that is below the reverse stock split ratio since the cost of administering each shareholder’s account and the amount of time spent by management in responding to shareholder requests is the same regardless of the number of shares held in the account and, as a result, the cost of maintaining many small accounts is disproportionately high when compared with the total number of shares involved.

Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in the Company’s and the shareholders’ best interests.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal Three, you should consider the following risks associated with the implementation of the reverse stock split:

•
The reverse stock split may not increase the price of the common stock.  Although the Board expects that a reverse stock split will result in an increase in the price of the common stock, the effect of a reverse stock split cannot be predicted with certainty. For example, based on the closing price of the Company’s common stock on July 26, 2011 of $1.71 per share, if the one-for-ten reverse stock split was implemented, there can be no assurance that the post-split trading price of the Company’s common stock would be $17.10, or even that it would remain above the pre-split trading price.  Other factors, such as the Company’s financial results, market conditions and the market perception of the Company’s business may adversely affect the stock price.  In many cases, the market price of a company’s shares declines after a reverse stock split.  As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the stock price will increase following the reverse stock split or that the stock price will not decrease in the future.

•
The reserve stock split may not attract institutional or other investors.  Effecting the reverse stock split may not attract institutional or other potential investors, or result in a sustained market price that is high enough to overcome the investor policies and practices, and other issues relating to investing in lower priced stock described in “Purpose of the Reverse Stock Split” above.

•
The reverse stock split may decrease the trading market for the common stock.  Because the reverse stock split will reduce the number of shares of common stock available in the public market, the trading market for the common stock may be harmed, particularly if the stock price does not increase as a result of the reverse stock split.

Effect of the Reverse Stock Split

If approved by shareholders and implemented, as of the effective time of the Amendment, each issued and outstanding share of the Company’s common stock would immediately and automatically be reclassified and reduced into one-tenth of a share of the Company’s common stock.  As of July 26, 2011, 10,878,098 shares of common stock were issued and outstanding. Based on this number of shares issued and outstanding, the Company would have 1,087,809 shares of common stock outstanding immediately following the completion of the reverse stock split (without giving effect to the treatment of fractional shares discussed below, which will reduce slightly the number of outstanding shares).

Registration under the Exchange Act and NYSE Amex

The reverse stock split will not affect the registration of the common stock under the Exchange Act or the listing of the common stock on the NYSE Amex.  Following the reverse stock split, the common stock will continue to be listed on the NYSE Amex under the symbol “MOC”, although it will be considered a new listing with a new CUSIP number.

Voting and other rights

Proportionate voting rights and other rights of the holders of the common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. Except for shareholders who are cashed out as a result of holding fractional shares discussed below, the number of shareholders of record will not be affected by the reverse stock split and each shareholder will hold the same percentage of common stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split.

Effectiveness of Reverse Stock Split

The reverse stock split, if approved by shareholders, would become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of New York (the “Effective Time”). It is expected that this filing will take place promptly following the Annual Meeting, assuming the shareholders approve the Amendment.  However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its shareholders.  If the Board fails to implement the reverse stock split by next year’s Annual Meeting of shareholders, shareholder approval would be required again prior to implementing any reverse stock split. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of its shareholders to proceed with the reverse stock split.

Effect on the Company’s Stock Plans

As of July 26, 2011, approximately 2,199,959 shares were issuable upon the exercise of outstanding stock options and approximately 1,093,159 additional shares were reserved and available for issuance pursuant to future awards under the Company’s 2009 Omnibus Equity Incentive Plan and its 2005 Stock Incentive Plan (collectively, the “Equity and Stock Incentive Plans”).  Under the Equity and Stock Incentive Plans, if the reverse stock split is effected, the number of shares reserved and remaining available for issuance and the number, exercise price or other similar financial terms of shares subject to outstanding awards will be proportionately adjusted based on the reverse stock split ratio of one-for-ten. As a result, using the above data as of July 26, 2011, the number of shares issuable upon exercise of outstanding awards would be adjusted from 2,199,959 to 219,995 (without giving effect to the treatment of fractional shares, which will reduce slightly the number of shares so issuable) and the 1,093,159 shares that were available for future issuance under the Equity and Stock Incentive Plans would be adjusted to 109,315 shares (subject to increase as and when awards made under the Equity and Stock Incentive Plans expire or are forfeited and are returned in accordance with the terms of the Equity and Stock Incentive Plans). For individual holders, the number of shares subject to outstanding awards would be reduced by a factor of ten and, in the case of outstanding stock options, the exercise price per share would be increased by a multiple of ten, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For example, an outstanding stock option for 80 shares of common stock, exercisable at $1.50 per share, would be adjusted as a result of a one-for-ten reverse stock split ratio into an option exercisable for 8 shares of common stock at an exercise price of $15.00 per share.

Effect on Authorized but Unissued Shares of Common Stock

Currently, the Company is authorized in its Certificate of Incorporation to issue up to a total of 50,000,000 shares of common stock. The total number of authorized shares of common stock will not change as a result of the reverse stock split.  As of July 26, 2011, the Company had 10,878,098 shares of common stock issued and outstanding, 2,199,959 shares reserved for issuance upon the exercise of outstanding stock options and 1,093,159 shares of common stock reserved for issuance pursuant to the Company’s Equity and Stock Incentive Plans. As described above, the reverse stock split would have the effect of reducing the number of issued and outstanding shares of common stock and the number of shares of common stock reserved for issuance pursuant to the Company’s Equity and Stock Incentive Plans. Therefore, because the total number of authorized shares of common stock will not change as a result of the reverse stock split, upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued and outstanding or reserved for issuance would increase, and there would be approximately 48.6 million additional authorized but unissued shares of the Company’s common stock available for future issuance (without giving effect to the treatment of fractional shares discussed below). All authorized but unissued shares that are not reserved for issuance would remain available for issuance by the Board for general corporate purposes at any time, at its discretion, without shareholder approval. If the Board were to authorize the issuance of any such shares, such issuances could dilute the ownership interests of holders of common stock. The Board has no current plans to issue any of the additional authorized but unissued shares that would result if the reverse stock split were effected.

Fractional Shares

Shareholders will not receive fractional shares in connection with the reverse stock split.  In lieu thereof, shareholders otherwise entitled to fractional shares will receive a cash payment determined by multiplying (i) the fractional share interest to which the shareholder would otherwise be entitled, after taking into account all shares of common stock then held by the shareholder, and (ii) the closing price of the common stock as reported on the NYSE Amex on the trading day immediately prior to the Effective Time, as adjusted for the split ratio.  Shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the shareholder receives his or her cash payment.  The proceeds will be subject to certain taxes as discussed below.  Shareholders who hold their shares electronically in book-entry form will receive such cash payment as soon as practicable following the Effective Time, as described in “Effect on Registered Book-Entry Holders” below. Shareholders who hold their shares in certificate form will receive such cash payment in lieu of fractional shares following the surrender of their pre-split certificates for post-split certificates, as described in “Effect on Holders of Registered Certificated Shares” below.  The Company will either deposit sufficient cash with the Company’s transfer agent or set aside sufficient cash for the purchase of the above referenced fractional interests. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except the right to receive the above-described cash payment.  Shareholders holding fewer than ten shares of the Company’s common stock will receive only cash in lieu of fractional shares and will no longer hold any shares of common stock as of the Effective Time.

Effect on Par Value

The par value of the common stock will remain unchanged at $0.0001 per share and the stated capital of the Company will be adjusted in proportion to the reverse stock split.

Reduction In Stated Capital

As a result of the reverse stock split, at the Effective Time, the stated capital on the Company’s balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the common stock, will be credited with the amount by which the stated capital is reduced. The Company’s shareholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, such transaction is not, nor is it a first step in, and nor is the Board currently contemplating, a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.  As of the date of this proxy statement, there were approximately 1,000 holders of our common stock and the number of shareholders that own less than 10 shares was less than 100.  Accordingly, following the consummation of the proposed reverse stock split, we expect that there will be over 900 holders of our common stock due to the cashing-out of fractional shares as described above.

No Dissenter’s Rights

The New York Business Corporation Law does not provide dissenters’ rights of appraisal to the shareholders in connection with the reverse stock split transaction.

Effect on Registered and Beneficial Holders

If the reverse stock split is effected, the Company intends to treat beneficial holders (i.e., shareholders who hold their shares in “street name” through a bank, broker or other nominee) in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares in “street name.” However, these banks, brokers or other nominees may have their own procedures for processing the reverse stock split. Shareholders who hold shares with a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee.

Effect on Registered Book-Entry Holders

Some of the Company’s registered shareholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These shareholders do not have stock certificates evidencing their ownership of the Company’s common stock.  Instead, they are provided with a statement reflecting the number of shares registered in their accounts.  If you hold shares in book-entry form, you do not need to take any action following the Effective Time in order for your shares to be adjusted to reflect the reverse stock split or to receive your cash payment in lieu of any fractional share interest, if applicable.  If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold following the Effective Time. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

Effect on Holders of Registered Certificated Shares

Some registered shareholders may hold their shares of common stock in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of post-split shares. These shares will be issued electronically in book-entry form under the direct registration system. This means that, instead of receiving a new stock certificate, you will receive a direct registration statement that indicates the number of post-split shares you own in book-entry form. At any time after receipt of your direct registration statement, you may request a stock certificate representing your post-split ownership interest.  If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Fractional Shares”. No service charge will be payable by shareholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which costs will be borne and paid by the Company.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to shareholders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations promulgated thereunder, published administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This summary only applies to shareholders that hold common stock in the Company as capital assets within the meaning of section 1221 of the Internal Revenue Code (generally, property held for investment). This discussion is a summary for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders that may be subject to special tax rules, including, without limitation: (i) shareholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii)  U.S. shareholders whose “functional currency” is not the U.S. dollar; (ix) persons holding the common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of the common stock in connection with employment or other performance of services; (xi) dealers and other shareholders that do not own their shares of common stock as capital assets; or (xii) U.S. expatriates.

In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as the U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding common stock in the Company and the partners therein should consult their tax advisors regarding the tax consequences to them of the reverse stock split.

The Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. income tax consequences of the reverse stock split discussed below and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH SHAREHOLDER.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common stock in the Company that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in Section 7701(a)(30) of the Internal Revenue Code (a “U.S. Person”)) have the authority to control all substantial decisions of the trust, or the trust has a valid election in effect to be treated as a U.S. Person.  A “Non-U.S. Holder” is a beneficial owner of common stock in the Company that for U.S. federal income tax purposes is: (i) a nonresident alien individual; (ii) a foreign corporation; (iii) an estate that is not subject to U.S. federal income tax on a net income basis; or (iv) a trust if (1) no U.S. court can exercise primary supervision over the trust’s administration or no U.S. Person and no group of such persons is authorized to control all substantial decisions of the trust, and (2) the trust has no election to be treated as a U.S. Person in effect.

Taxation of U.S. Holders.  The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes and as an exchange described under section 1036 of the Internal Revenue Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of the common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of the common stock), and such shareholder’s holding period (i.e., acquired date) in the shares of the common stock received should include the holding period in the shares of the common stock surrendered. Treasury regulations promulgated under the Internal Revenue Code provide detailed rules for allocating the tax basis and holding period of the shares of the common stock surrendered to the shares of the common stock received pursuant to the reverse stock split. If you acquired your shares of common stock on different dates and at different prices, you should consult your tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of the common stock pursuant to the reverse stock split generally should recognize capital gain or loss, as the case may be, in an amount equal to the difference, if any, between the amount of cash received and the portion of such shareholder’s tax basis in the shares of the common stock surrendered that is allocated to such fractional share of the common stock. Such capital gain or loss should be long-term capital gain or loss if the shareholder’s holding period for the common stock surrendered exceeded one year at the Effective Time. The deductibility of capital losses may be subject to certain limitations.

Taxation of Non-U.S. Holders.  A Non-U.S. Holder generally should not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the reverse stock split; provided, however, that gain generally would be subject to tax if (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (in which case, for a Non-U.S. Holder that is a foreign corporation, the branch profits tax may also apply), and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder, (ii) the gain is recognized by a Non-U.S. Holder who is an individual and is present in the United States for 183 or more days in the taxable year of the reverse stock split and certain other conditions are met, or (iii) the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes. The Company believes it currently is not and it does not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Taxation of the Company.  The Company will not recognize any gain or loss as a result of the reverse stock split.

Information Reporting and Backup Withholding.  Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of the common stock pursuant to the reverse stock split. In addition, shareholders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the shareholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

The Board unanimously recommends a vote FOR the authorization of the amendment of the Certificate of Incorporation to effect a reverse split of the common stock at an exchange ratio of one-for-ten.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The executive officers of the Company, along with their respective ages and positions with the Company, as of July 28, 2011, are set forth below.

Name	Age	Position with the Company

Barry I. Regenstein	54	President and Chief Financial Officer
Martin C. Blake, Jr.	57	Chief Operating Officer
John C. Reed	46	Regional Vice President – Northeast
John P. Chesney	45	Regional Vice President – Mid-Atlantic
Joseph T. Conlon	51	Regional Vice President – Western

See “Proposal One-Election of Directors – Incumbent Class II Directors” for information relating to Mr. Regenstein, and “Proposal One-Election of Directors – Nominees for Class I of our Board” for information relating to Mr. Blake.

John C. Reed joined the Company in February 2001 as a Regional Manager of Connecticut and Massachusetts.  In January 2007, Mr. Reed was promoted to his current position Regional Vice-President for the Northeast Region, covering all of Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island,  and Vermont.  Mr. Reed also oversees the Company’s operations in Delaware,  Illinois, Maryland, Pennsylvania, Virginia, Washington, D.C., West Virginia and parts of New York.  Prior to joining the Company, Mr. Reed worked with U.S. Security Associates, most recently in charge of their New England operations.

John P. Chesney joined the Company in March 2008, and has oversight for our offices in various locations in New Jersey and New York, including New York City.  From May 2007 until joining the Company, Mr. Chesney was employed by Guardsmark LLC.  Prior to this time, Mr. Chesney was employed by the New York City Police Department since July 1986.

Joseph T. Conlon joined Aviation Safeguards, a division of the Company, in July 2008. For more than five years prior thereto, Mr. Conlon was employed by Northwest Airlines, most recently as its Managing Director, Ramp Services in Detroit, Michigan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to beneficial ownership of our common shares as of July 26, 2011 by:

•	each person known by us to beneficially own more than 5% of our outstanding common shares;

•
individuals serving as our chief executive officer and our two most highly compensated executive officers other than our chief executive officer during fiscal year 2011 (the “Named Executive Officers”);

•	each of our directors and nominees for director; and

•	all executive officers, directors and director nominees as a group.

Except as otherwise noted, the address of each person/entity listed in the table is c/o Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, NY 12540. The table includes all common shares that may be issued within 60 days of July 26, 2011 upon the exercise of options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes all common shares as to which such persons have voting and investment power.  To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all common shares stated as being beneficially owned.  The applicable percentage of ownership for each shareholder is based on 10,878,098 common shares outstanding as of July 26, 2011, together with applicable options or warrants exercisable for common shares held by such shareholder.  Common shares that may be issued upon exercise of options and other rights beneficially owned (and that may be exercised within 60 days of July 26, 2011) are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Certain Beneficial Owners

David E. Smith 2450 Colorado Avenue Suite 100E Santa Monica, California 90404	1,384,285	12.7%

Norman H. Pessin 366 Madison Avenue 14th Floor New York, NY 10017	1,043,956	9.6%

Trinad Capital Master Fund, Ltd.(3) 4751 Wilshire Boulevard 3rd Floor Los Angeles, CA 90010	701,800	6.5%

Named Executive Officers

Edward S. Fleury(4) (former CEO, resigned May 17, 2011)	540,000	4.7%

Barry I. Regenstein(5) (President and CFO)	531,718	4.7%

Martin C. Blake, Jr. (COO)(6)	127,500	1.2%

Directors and Director Nominees**

Thomas P. Kikis(7) Arcadia Securities 720 Fifth Avenue 10th Floor New York, New York 10019	1,047,736	9.5%

Peter T. Kikis(8) Arcadia Securities 720 Fifth Avenue 10th Floor New York, New York 10019	1,593,327	14.5%

James P. Heffernan(9)	50,000	*

Janet L. Steinmayer(10)	16,667	*

All Executive Officers and Directors (including Director Nominees) as a Group (12 Persons)	4,039,619	32.3%
________________________________________

* Less than 1%.

**Information with respect to our common shares that are owned by Messrs. Regenstein and Blake, each of whom is also a member of our Board, is set forth above in this table under the heading “Named Executive Officers.”

(1) Except as otherwise indicated below, each named person has voting and investment powers with respect to the securities owned by them.

(2) Based on 10,878,098 common shares outstanding at July 26, 2011 calculated in accordance with Rule 13d-3(d)(1)(I) as promulgated under the Exchange Act.

(3) Consists of 701,800 common shares held by Trinad Capital Master Fund, Ltd.  Robert S. Ellin, a former director of the Company, is the managing member of Trinad Advisors II, LLC.  Trinad Advisors II, LLC is the general partner of Trinad Capital LP that is a principal shareholder of Trinad Capital Master Fund, Ltd.  Mr. Ellin is also the managing member of Trinad Management, LLC which is the manager of Trinad Capital Master Fund, Ltd.  Trinad Management, LLC and Mr. Ellin have shared power to direct the vote and shared power to direct the disposition of the 701,800 shares of common stock held by Trinad Capital Master Fund, Ltd.

(4) Consists of (i) 500,000 common shares that may be issued upon the exercise of options at an exercise price of $3.368 per share held by Mr. Fleury, and (ii) 40,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 per share held by Mr. Fleury.

(5) Consists of (i) 100 common shares owned directly by Mr. Regenstein, (ii) 491,618 common shares that may be issued upon the exercise of options at an exercise price of $1.35 per share held by Mr. Regenstein, and (iii) 40,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 held by Mr. Regenstein.

(6) Consists of (i) 87,500 common shares that may be issued upon the exercise of options at an exercise price of $1.35 per share held by Mr. Blake, and (iii) 40,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 held by Mr. Blake.

(7) Consists of (i) 638,293 common shares owned directly by Mr. Thomas Kikis, (ii) 213,032 common shares held by Mr. Thomas Kikis’ wife and children for which Mr. Thomas Kikis has the discretion to vote and dispose, (iii) 85,000 common shares held by the Kikis Family Foundation over which Mr. Thomas Kikis has discretionary investment authority, (iv) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.05 per share held by Mr. Thomas Kikis, (v) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.67 per share held by Mr. Thomas Kikis, (vi) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $3.19 per share held by Mr. Thomas Kikis, (vii) 13,753 common shares that may be issued upon the exercise of options at an exercise price of $3.36 per share held by Mr. Thomas Kikis, (viii) 32,658 common shares that may be issued upon the exercise of options at an exercise price of $3.08 per share held by Mr. Thomas Kikis, and (ix) 35,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 per share held by Mr. Thomas Kikis.  Mr. Thomas Kikis is the son of Mr. Peter Kikis.  Mr. Thomas Kikis expressly disclaims any beneficial ownership of securities of the Company held by Mr. Peter Kikis.

(8) Consists of (i) 1,488,327 common shares owned directly by Mr. Peter Kikis, (ii) 15,000 common shares that may be issued upon the exercise of options at an exercise price of $2.05 per share held by Mr. Peter Kikis, (iii) 15,000 common shares that may be issued upon the exercise of options at an exercise price of $2.67 per share held by Mr. Peter Kikis, (iv) 15,000 common shares that may be issued upon the exercise of options at an exercise price of $3.19 per share held by Mr. Peter Kikis, (v) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $3.36 per share held by Mr. Peter Kikis, (vi) 25,000 common shares that may be issued upon the exercise of options at an exercise price of $3.08 per share held by Mr. Peter Kikis, and (vii) 25,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 per share held by Mr. Peter Kikis.  Mr. Peter Kikis is the father of Mr. Thomas Kikis.  Mr. Peter Kikis expressly disclaims any beneficial ownership of securities of the Company held by Mr. Thomas Kikis.

(9) Consists of options exercisable within 60 days of July 26, 2011 to purchase 50,000 common shares at an exercise price of $2.01 per share held by Mr. Heffernan.

(10) Consists of options exercisable within 60 days of July 26, 2011 to purchase 16,667 common shares at an exercise price of $1.50 per share held by Ms. Steinmayer.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended March 31, 2011, our Board held four meetings, and all incumbent directors attended at least 75% of the meetings of our Board and committees, if any, upon which such directors served.  Our Board has determined that each of our directors other than Barry I. Regenstein, our President and Chief Financial Officer, and Martin C. Blake, Jr., our Chief Operating Officer, qualifies as “independent” under the listing standards of The New York Stock Exchange.

Our Board has three committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.  All Board committees are comprised solely of independent directors.

Audit Committee

The Audit Committee currently consists of James P. Heffernan (Chairman), Thomas P. Kikis, Peter T. Kikis and Janet L. Steinmayer. The Board has determined that each member is independent under listing standards of the New York Stock Exchange (“NYSE Amex”) and the applicable rules of the SEC, that each member is “financially literate” under the NYSE Amex listing standards and that Mr. Thomas P. Kikis qualifies as an Audit Committee Financial Expert under the applicable rules of the SEC.

The Audit Committee hires the Company's independent accountants and is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent accountants, the Company's internal accounting controls, the annual financial statements, the report and recommendations of the independent accountants, the scope of the audit and the qualifications and independence of the auditors. The report of the Audit Committee is set forth later in this Proxy Statement. The Audit Committee held four meetings during the fiscal year ended March 31, 2011. A copy of the Audit Committee charter as adopted by the Board on April 27, 2005 is available on the Company’s website at www.commandsecurity.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Thomas P. Kikis (Chairman), Peter T. Kikis and Janet L. Steinmayer.  The Board has determined that each member of this committee is independent under the NYSE Amex listing standards. The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and committees of the Board, promulgating minimum qualifications that it believes must be met by director nominees, establishing policies for considering director candidates recommended by shareholders, implementing procedures for shareholders in submitting recommendations for director candidates and developing and recommending to the Board corporate governance guidelines.

The Nominating and Corporate Governance Committee has established the following minimum qualifications for prospective nominees: (1) high accomplishments in his or her respective field, with superior credentials and recognition, (2) if applicable, a demonstrated history of actively contributing at board meetings, (3) high personal and professional integrity, exceptional ability and judgment, and effectiveness, in conjunction with the other nominees to the Board, in serving the long-term interests of the shareholders and (4) sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve. In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including whether the nominee has direct experience in the industry or in the markets in which the Company operates and the definition of independence within the meaning of the NYSE Amex listing standards.  Nominees must also meet any applicable requirements of the SEC's regulations, state law and the Company's Certificate of Incorporation and By-laws.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee may solicit recommendations from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee will then, without regard to the source of the initial recommendation of such proposed director candidate, review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate. Upon identifying individuals qualified to become members of the Board, consistent with the minimum qualifications and other criteria approved by the Board from time to time, and provided that the Company is not legally required to provide third parties with the ability to nominate individuals for election as a member of the Board, the Nominating and Corporate Governance Committee will then recommend that the Board select the director nominees for election at each annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company's shareholders. A shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary not less than 120 days nor more than 150 days in advance of the date that the Company's proxy statement was mailed to shareholders in connection with the previous year's annual meeting of shareholders; provided that if the date of this year's annual meeting of shareholders has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such proposal must be received by the Company a reasonable time before the Company solicits proxies for the election of directors. Proposing shareholders are also required to provide information with regard to the nominees, including their full names and residence and business addresses; business experience for the most recent five years; including principal occupations and employment, the number of shares of the Company's stock owned by the proposed nominees and a description of legal or administrative proceedings or order or decree any nominee is or has been a party to or is or was subject to during the past five years, the name and residence and business address of the shareholder who makes the nomination, the number of shares of the Company's capital stock owned directly or indirectly by the shareholder who makes the nomination and any other information regarding each of the nominees required by Schedule 14A of the Exchange Act. A copy of the full text of the By-laws provision and the procedures established by the Nominating and Corporate Governance Committee may be obtained by writing to our Secretary.  All notices of proposals by shareholders, whether or not included in our proxy materials, should be sent to Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, NY 12540, Attention: Barry I. Regenstein, President and Chief Financial Officer.

The Nominating and Corporate Governance Committee was formed in April 2005 and held five meetings during the fiscal year ended March 31, 2011.  Prior to the creation of the Nominating and Corporate Governance Committee, the Board performed the functions of a nominating committee.  A copy of the Nominating and Corporate Governance Committee charter as adopted by the Board on April 27, 2005 is available on the Company’s website at www.commandsecurity.com.

Compensation Committee

The Compensation Committee currently consists of Thomas P. Kikis (Chairman), Janet L. Steinmayer and Peter T. Kikis.  The Board has determined that each member is independent under the NYSE Amex listing standards. The Compensation Committee sets the compensation of the other senior executives of the Company, administers the stock option plans and the executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans, stock option plans and executive compensation plans. The report of the Compensation Committee is set forth later in this proxy statement.  The Compensation Committee held two meetings during the fiscal year ended March 31, 2011.  A copy of the Compensation Committee charter as adopted by the Board on April 27, 2005 is available on the Company’s website at www.commandsecurity.com.

The Compensation Committee is currently composed of independent, non-employee directors.  No interlocking relationships exist among our Board, Compensation Committee or executive officers and the Board, Compensation Committee or executive officers of any other company, nor has an interlocking relationship existed in the past.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to directors, officers, senior management and certain other employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company will provide a copy of its Code of Business Conduct and Ethics to any person without charge, upon request, and a copy of this code is available for viewing on our website at www.commandsecurity.com.  Requests for a copy of the Code of Business Conduct and Ethics can be made in writing to the following address: Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, NY 12540, Attention: Barry I. Regenstein, President and Chief Financial Officer.

The Code of Business Conduct and Ethics includes a written policy that prohibits our directors and officers from engaging in activities that could give rise to an actual or potential conflict of interest with the Company. In keeping with the spirit of such code, and specifically the Conflict of Interest section contained in such code, it is the Company's policy not to enter into any material transaction with one of its executive officers, directors or director nominees, or shareholders known to beneficially own over 5% of a class of our common stock or their related persons, unless the transaction is approved by the Audit Committee of the Board after full disclosure.  On an annual basis, each director and executive officer is required to complete a questionnaire, which requires disclosure of any transactions that the director or executive officer, or his or her immediate family members or associates, may have with us in which the director or executive officer, or any of his or her immediate family members or associates, has a direct or indirect material interest.  The Audit Committee, which is responsible for reviewing and approving any material related party transactions, considers the responses in the questionnaires and other information regarding potential relationships between the Company and its directors and executive officers. For this purpose, the term “material” means any related party transaction that would be required to be disclosed by the Company in any of our periodic reports filed under applicable U.S. securities laws or in our proxy statement, which generally requires disclosure of related party transactions since the beginning of our last fiscal year where the amount involved exceeds $120,000.

Communications with Directors

The Board has established a process to receive communications from shareholders.  Shareholders and other interested parties may contact any member (or all members) of the Board, or the independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically.  To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title.  All such correspondence should be sent to Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, NY 12540, Attention:  Gary Herman, Secretary.  To communicate with any of our directors electronically, a shareholder should send an email to the Company's Secretary: gherman@gallowaycap.com.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee.  In the case of communications to the Board or any group or committee of directors, the Company's Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

It is the Company's policy that its directors are invited and encouraged to attend the Annual Meeting.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding common shares to file reports of ownership and changes in ownership with the SEC and to furnish copies to us.

Based upon a review of the reports furnished to us and representations made to us, we believe that, during the fiscal year ended March 31, 2011, all reports required by Section 16(a) of the Exchange Act to be filed by our officers and directors and 10% beneficial owners were filed on a timely basis.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers for service during our fiscal years ended March 31, 2011, 2010 and 2009 whether or not such amounts were paid in such year:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($)(1)(2)(3) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(4) (i)	Total ($) (j)
Edward S. Fleury CEO (resigned May 17, 2011)	2011	301,154	—	—	21,024	—	—	25,000	347,178
	2010	301,154	—	—	—	—	—	25,000	326,154
	2009	139,425	12,500	—	360,000	—	—	25,000	536,925

Barry I. Regenstein, President & CFO	2011	285,577	—	—	21,024	—	—	30,000	336,601
	2010	285,577	—	—	—	—	—	30,000	315,577
	2009	275,000	50,000	—	—	—	—	30,000	355,000

Martin C. Blake, Jr. COO	2011	285,577	—	—	21,024	—	—	—	306,601
	2010	285,577	—	—	—	—	—	—	285,577
	2009	275,000	50,000	—	—	—	—	11,290	336,290

(1)           The amounts in this column for fiscal 2011 reflect stock options awarded on May 27, 2010 in respect of service for our fiscal year ended March 31, 2010.

(2)           The amount in this column for fiscal 2009 was granted pursuant to the Employment Agreement of Edward S. Fleury dated September 29, 2008.

(3)           The amounts in this column reflect the compensation cost for financial reporting purposes under ASC 718 without regard to forfeiture assumptions.  The weighted average estimated value of stock options granted during our fiscal years ended March 31, 2011 and 2009 was $.53 and $.72, respectively.  The weighted average assumptions used in the Black-Scholes option model were as follows for our fiscal years ended March 31, 2011 and 2009:

	2011	2009
Risk-free interest rate	1.00%	2.32%
Years until exercise	3.00	3.00
Volatility	30.29%	26.74%
Dividend yield	0.00%	0.00%
Termination rate	N/A	N/A

There were no options awards granted during our fiscal year ended March 31, 2010.

(4)           The amounts in this column reflect applicable automobile allowances and unused vacation pay for each Named Executive Officer in the amounts set forth in the table above.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information regarding each unexercised stock option and held by each Named Executive Officer as of March 31, 2011:

Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Edward S. Fleury(1)	416,667	(1)	83,333	3.368	9/28/2018(1)
	40,000	(2)	—	2.40	9/28/2018(1)(2)
Barry I. Regenstein(3)	491,618	(3)	—	$1.35	8/29/2014(3)
	40,000	(2)	—	2.40	5/26/2020(2)
Martin C. Blake, Jr.(4)	87,500	(4)	—	$1.35	8/29/2014(4)
	40,000	(2)	—	2.40	5/26/2020(2)

(1)           Granted pursuant to the Employment Agreement of Edward S. Fleury dated September 29, 2008.  Options vest with respect to one-thirty sixth (1/36th) of the aggregate number of shares on the date of issuance and on the same date of each succeeding month during the three year term of the agreement.  Effective on May 17, 2011 (the “Effective Date”), Mr. Fleury resigned as the Company’s Chief Executive Officer and as a member of the Board, following the mutual decision of Mr. Fleury and the Company that Mr. Fleury’s employment agreement with the Company dated September 29, 2008 would not be renewed or extended beyond the initial term of the employment agreement, which was scheduled to end on September 29, 2011.  Pursuant to an agreement between the Company and Mr. Fleury, the stock options previously granted to Mr. Fleury were deemed to be vested in full as of the Effective Date and the Company has agreed to permit Mr. Fleury to exercise all stock options previously granted to him at any time, or from time to time, until September 29, 2018.

(2)           Granted on May 27, 2010 under the Company’s 2000 Stock Option Plan.  Options were fully vested as of the date of grant.

(3)           Granted pursuant to the Employment Agreement of Barry I. Regenstein dated August 30, 2004.  Options vested as follows:  (i) 200,000 shares on the effective date of the Employment Agreement, and (ii) 12,500 shares per month commencing one year after the effective date of the Employment Agreement.

(4)           Granted on August 30, 2004 under the Company’s 2000 Stock Option Plan.  Options vested as follows:  (i) 80,000 shares on the effective date of the Stock Option Agreement, and (ii) 5,000 shares per month commencing one year after the effective date of the Stock Option Agreement.

During fiscal year ended March 31, 2011, Martin C. Blake, Jr.  exercised options to purchase 6,000 shares of the Company’s common stock at an exercise price of $1.35 per share.

Non-Executive Director Compensation for Fiscal Year Ended March 31, 2011

The following table sets forth information regarding compensation awarded to our non-employee directors during the fiscal year ended March 31, 2011:

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Option Awards ($)(2) (d)	Total ($) (h)
Robert S. Ellin(3)	$7,500	$13,140	$20,640
Thomas P. Kikis(4)	$28,750	$18,396	$47,146
Peter T. Kikis(5)	$30,000	$13,140	$43,140
Laurence A. Levy(6)	$27,000	$18,396	$45,396
James P. Heffernan(7)	$13,250	$22,364	$35,614

(1)           The amounts in this column reflect Board meeting fees and committee fees earned in the fiscal year ended March 31, 2011 for service on the Board and its committees.  Each of the Company’s non-employee directors receives from the Company an annual cash fee of $18,000 paid quarterly in arrears.  Non-employee directors are also paid $1,000 per meeting of the Board and its committees attended during their term of service.  In addition, the Chairman of the Company’s Audit Committee, the Chairman of the Company’s Compensation Committee and the Chairman of the Board each receives an additional cash payment of $5,000 per annum.

(2)           The amounts in this column reflect the compensation costs for financial reporting purposes for the year under FASB ASC 718 without regard to forfeiture assumptions.   See Note 15 “Stock Option Plans and Warrants,” in the Notes to the Company’s Consolidated Financial Statements included in Part IV, Item 15 of its Annual Report on Form 10-K for the year ended March 31, 2011 for the Company’s assumptions used to determine the compensation costs associated with stock option awards that it expensed in fiscal 2011.

(3)           On May 27, 2010, Mr. Ellin was awarded 25,000 stock options pursuant to the Company’s 2009 Omnibus Equity Incentive Plan.  Mr. Ellin resigned as a member of the Board and as a member of all committees of the Board on September 6, 2010.  As of March 31, 2011, Mr. Ellin had no stock option awards outstanding, as in accordance with plan terms and conditions all previously issued stock options terminated 90 days following Mr. Ellin’s termination of service with the Company.

(4)           On May 27, 2010, Mr. Thomas Kikis was awarded 35,000 stock options pursuant to the Company’s 2009 Omnibus Equity Incentive Plan, which includes an additional 10,000 options for serving as the Chairman of our Audit Committee.  As of March 31, 2011, Mr. Thomas Kikis had an aggregate of 111,411 stock option awards outstanding.

(5)           On May 27, 2010, Mr. Peter Kikis was awarded 25,000 stock options pursuant to the Company’s 2009 Omnibus Equity Incentive Plan.  As of March 31, 2011, Mr. Peter Kikis had an aggregate of 105,000 stock option awards outstanding.

(6)           On May 27, 2010, Mr. Levy was awarded 35,000 stock options pursuant to the Company’s 2009 Omnibus Equity Incentive Plan, which includes an additional 10,000 options for serving as the Chairman of our Compensation Committee.  As of March 31, 2011, Mr. Levy had an aggregate of 113,671 stock option awards outstanding. Mr. Levy resigned as a member of the Company's Board on June 9, 2011.

(7)           On October 21, 2010, Mr. Heffernan was awarded 50,000 stock options pursuant to the Company’s 2009 Omnibus Equity Incentive Plan.  As of March 31, 2011, Mr. Heffernan had an aggregate of 50,000 stock option awards outstanding.

Employment Agreements

Edward S. Fleury

Effective on May 17, 2011, Edward S. Fleury resigned as the Company’s Chief Executive Officer and as a member of the Board, following the mutual decision of Mr. Fleury and the Company that Mr. Fleury’s employment agreement with the Company dated September 29, 2008 would not be renewed or extended beyond the initial term of the employment agreement, which was scheduled to end on September 29, 2011.  Pursuant to an agreement between the Company and Mr. Fleury, Mr. Fleury was paid an aggregate amount of $174,200, and the Company has agreed to permit Mr. Fleury to exercise all stock options previously granted to him at any time, or from time to time, until September 29, 2018.  Barry I. Regenstein, the registrant’s President and Chief Financial Officer, assumed Mr. Fleury’s duties and responsibilities on an interim basis.  The Board is considering whether to fill the vacancy in its management team resulting from Mr. Fleury’s resignation from within the Company’s existing management team or to seek to hire a new chief executive officer who is not currently affiliated with the Company, and will promptly make a decision about these matters that will be publicly announced as soon as practicable.

Barry I. Regenstein

The Company is a party to an employment agreement with Mr. Regenstein, which provides for his services as President and Chief Financial Officer until February 8, 2013.  The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice 90 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement. During the term of the employment agreement, Mr. Regenstein will receive a base annual salary of $275,000, which may be from time to time increased by the Company's Compensation Committee and an annual bonus as determined in accordance with the terms of any incentive plan the Compensation Committee may have in effect from time to time or, in the absence of such a plan, such bonus as determined by the Compensation Committee.  Mr. Regenstein is also entitled to participate in other benefit plans that the Company may have in effect from time to time.

In the employment agreement between the Company and Mr. Regenstein if, within two years following a Change in Control (as defined in the agreement), (i) such executive's employment is terminated by the Company (other than for cause, death or disability) or (ii) such executive terminates his employment for “good reason” (as defined in the agreement), the Executive shall be entitled to (A) all accrued payments through the termination date; (B) his base salary for a period equal to the greater of (x) the annual base salary as of the date of termination or (y) the base salary due to the executive through the remainder of the term of his employment agreement; (C) benefits through the “continuation period” as defined; (D) reimbursement of expenses through the termination date; and (E) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.  Also, immediately upon a termination referred to in subparagraphs (i) or (ii) above within two years following a Change in Control, all then outstanding options, restricted stock and other equity-based awards granted to such executive but which have not vested as of the date of termination, shall become fully vested and all options not yet exercisable shall become exercisable.

Martin C. Blake, Jr.

The Company is a party to an employment agreement with Mr. Blake, which provides for his services as Chief Operating Officer until July 2, 2011.  The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice 90 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement.  The term of the employment agreement was automatically extended for a successive one-year period on July 2, 2011.  During the term of the employment agreement, Mr. Blake will receive a base annual salary of $275,000, which may be from time to time increased by the Company's Compensation Committee and an annual bonus as determined in accordance with the terms of any incentive plan the Compensation Committee may have in effect from time to time or, in the absence of such a plan, such bonus as determined by the Compensation Committee.  Mr. Blake is also entitled to participate in other benefit plans that the Company may have in effect from time to time.

In the employment agreement between the Company and Mr. Blake if, within two years following a Change in Control (as defined in the agreement), (i) such executive's employment is terminated by the Company (other than for cause, death or disability) or (ii) such executive terminates his employment for “good reason” (as defined in the agreement), the Executive shall be entitled to (A) all accrued payments through the termination date; (B) his base salary for a period of the greater of (x) one month for each calendar year of employment (up to a maximum of twelve months) or (y) the remainder of the term of his employment agreement; (C) benefits through the “continuation period” as defined; (D) reimbursement of expenses through the termination date and (E) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.  Also, immediately upon a termination referred to in subparagraph (i) or (ii) above within two years following a Change in Control, all then outstanding options, restricted stock and other equity-based awards granted to such executive but which have not vested as of the date of termination, shall become fully vested and all options not yet exercisable shall become exercisable.

The Company's Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, has recommended to the Board that the following Compensation Discussion and Analysis be included in the proxy statement and, as incorporated by reference, in the Company's Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Thomas P. Kikis (Chairman)
Peter T. Kikis
Janet L. Steinmayer

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to each of our Named Executive Officers during the last completed fiscal year.

Overview

In the current stage of the Company’s development, the objectives of its executive compensation policy have been to retain the executives who have been integral to its growth, to attract other talented and dedicated executives and to motivate each of its executives to increase overall profitability.  To achieve these goals, the Company has strived to offer each executive an overall compensation package, which is simple, but competitive and a substantial portion of which is tied to the achievement of specific performance objectives.

The Company’s overall strategy is to compensate its Named Executive Officers with a mix of cash compensation, in the form of base salary and bonus, and equity compensation, in the form of stock options.  The Company’s goal is to set compensation levels to attract, retain, reward and motivate executive officers and employees, align compensation with business objectives and performance and with the interests of the shareholders, position compensation to reflect the individual's performance as well as the level of responsibility, skill and strategic value of the employee, recognize the evolving organizational structure of the Company and directly motivate executives to accomplish results as well as foster a company-wide team spirit.

Recently, the Company had retained a compensation consultant to prepare recommendations to the Compensation Committee for the adoption in fiscal 2010 of an Executive Incentive Program covering the Company’s executive officers.  The Company’s policy for setting compensation levels has focused on compensating its Named Executive Officers at levels competitive for executives at companies of similar size and development operating in the industry.  Compensation decisions have been made by the Company’s Chief Executive Officer in consultation with the Compensation Committee and the Board, other than with respect to the Chief Executive Officer’s compensation, which has been determined by the Compensation Committee and the Board.  In addition to frequent discussions between the Chief Executive Officer and the Board, the Company also gathers market compensation data through negotiations related to newly hired executives.  The Company believes that the compensation levels for its Named Executive Officers are competitive.  The Company expects that as it continues to develop, its compensation policies will evolve to reflect that growth and to remain competitive.

Executive Compensation

The Company’s executive compensation policy includes the following elements:

Base Salary.  The annual base salary for Edward S. Fleury, the Company’s former Chief Executive Officer; for Barry I. Regenstein, the Company's President and Chief Financial Officer; and for Martin C. Blake, Jr., the Company's Chief Operating Officer, was reviewed and approved by the Board and were paid in accordance with employment agreements between each of such executives and the Company.  When determining their respective base salaries under their employment agreements, the Board considered, among other things, the level of responsibility, breadth of knowledge and prior experience as well as publicly available compensation information and informal survey information obtained with respect to other small-capitalization, publicly traded companies.  No specific weight is given to any of these factors in the evaluation of an executive officer's base salary.

Bonuses.  In fiscal 2011, the Compensation Committee did not establish bonus targets for the Named Executive Officers and no bonus payouts were made in fiscal 2011 to such executives.

Stock Options.  In addition to salary and bonus, the Compensation Committee, from time to time, grants options to executive officers.  The Compensation Committee views option grants as an important component of its long-term, performance-based compensation philosophy.  Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that will also benefit shareholders.  As such, the specific number of stock options granted to an executive officer is determined on an individual basis by the Compensation Committee's perception of relative contributions or anticipated contributions to overall corporate performance.  The Compensation Committee also reviews the total number of options already held by individual executive officers at the time of grant.  In fiscal 2011, the Company granted options to purchase 40,000 common shares at an exercise price of $2.40 per share to each of its Named Executive Officers in respect of their service for fiscal 2010.

Retirement Plan.  The Company does not provide a qualified or non-qualified pension plan for its Named Executive Officers.  All of its non-highly compensated employees, however, are eligible to participate in a defined contribution plan under Section 401(k) of the Internal Revenue Code.  The plan allows eligible employees to defer up to 15% of their compensation to the plan on a pre-tax basis, subject to the applicable dollar limit set by the Internal Revenue Service.

Perquisites and Other Benefits.  As a general matter, the Company limits the use of perquisites in compensating its Named Executive Officers.

Other Compensation.  The employment agreements entered into with the Company's Named Executive Officers will remain in their current form until such time as the Board determines, in its discretion, that revisions are appropriate.  In addition, the Company intends to continue to maintain its current benefits and perquisites for the Company's Named Executive Officers; however, the Board, in its discretion, may modify, amend or add to a Named Executive Officer’s executive benefits or perquisites if it deems it advisable.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following is a report of the Audit Committee of the Board with respect to the Company's audited financial statements for the fiscal year ended March 31, 2011.

In connection with its function of overseeing and monitoring the financial reporting process, the Audit Committee has, among other things, done the following:

•	reviewed and discussed the Company's audited financial statements for the fiscal year ended March 31, 2011 with the Company's management and the Company's independent registered public accountants;

•
discussed with the Company's independent registered public accountants those matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended by the Statement on Auditing Standards No. 90 “Audit Committee Communications”; and

•
received and reviewed the written disclosures and the letter from the Company's independent registered public accountants required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the Company's independent registered public accountants their independence from the Company.

Based upon the foregoing, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

AUDIT COMMITTEE

James P. Heffernan (Chairman)
Thomas P. Kikis
Peter T. Kikis
Janet L. Steinmayer

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Peter T. Kikis is the father of Thomas P. Kikis.  There are no other family relationships among any of our directors or executive officers.

DOCUMENTS INCORPORATED BY REFERENCE

 The SEC allows us to “incorporate by reference” information into this document.  This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement or in any other subsequently filed document that also is incorporated by reference herein.

 This proxy statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 filed with the SEC on June 24, 2011.  The Company will amend this proxy statement to include or incorporate by reference any additional documents that the Company may file with the SEC under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.

The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement.  You may obtain a copy of these documents and any amendments thereto by writing to Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, NY, 12540, Attention:  Gary Herman, Secretary.  These documents are also included in our SEC filings, which you can access electronically at the SEC’s web site at http://www.sec.gov.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to us in a timely manner.

A proposal by a shareholder intended for inclusion in our proxy materials for the 2012 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by us marked for the attention of the Secretary, Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, NY, 12540, on or before March 31, 2012, in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2012 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address on or before June 15, 2012. If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

As to shareholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter at least 120 days before the date on which we mailed our proxy materials for the prior year's annual meeting of shareholders. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC.

OTHER MATTERS

There is no reason to believe that any other business will be presented at the 2011 Annual Meeting; however, if any other business should properly and lawfully come before the 2011 Annual Meeting, the proxies will vote in accordance with the best judgment of the Board.

BY ORDER OF THE BOARD OF DIRECTORS

Barry I. Regenstein
President

July 28, 2011
Lagrangeville, NY

ANNEX A

Certificate of Amendment
of
the Certificate of Incorporation
of
Command Security Corporation

(Under Section 805 of the Business Corporation Law of New York)

************************

It is hereby certified that:

1.           The name of the corporation is Command Security Corporation (the “Corporation”). The name under which the Corporation was formed is R. J. Thompson, Inc.

2.           The original Certificate of Incorporation of the Corporation was filed by the Department of State on May 9, 1980 under the name of R.J. Thompson, Inc. (such Certificate of Incorporation, as it may have been amended prior to the date hereof, is referred to herein as the “Original Certificate”).

3.           Upon the filing of this Certificate of Amendment with the Department of State of the State of New York (the “Effective Time”), each ten (10) shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).   No fractional shares will be issued in connection with the Reverse Stock Split and in lieu of issuing fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share by reason of the Reverse Stock Split will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after aggregating all shares of Common Stock then held by the holder, and (ii) the closing price of the Common Stock as reported on the NYSE Amex on the trading day immediately prior to the Effective Time, as adjusted for the split ratio.

Immediately prior to the Effective Time, there were [10,878,098] shares of Common Stock, par value $.0001 per share, issued and outstanding and immediately after the Effective Time there will be 1,087,809 shares of Common Stock, par value $0.0001 per share, issued and outstanding, subject to the cashing out of fractional shares described above.  Immediately after the Effective Time, the total number of authorized shares of Common Stock shall remain 50,000,000, the par value of the Common Stock shall remain $0.0001 per share and the stated  capital of the Corporation shall be reduced in proportion to the Reverse Stock Split, which as of [March 31, 2011] would be reduced from [$1,087] to [$108].

4.           The Amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the Corporation and approved by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon, consisting solely of Common Stock, at the 2011 annual meeting of the Corporation at which a quorum was present.

A-1

IN WITNESS WHEREOF, each of the undersigned officers of the Corporation has executed this Certificate of Amendment and affirms the truth of the statements herein set forth under penalty of perjury this                   day of                             , 2011.

Name:
Title:

Name:
Title:

A-2

1133 RT 55 LEXINGTON PARK P.O. BOX 340 LAGRANGEVILLE, NY 12540
VOTE BY INTERNET
Before The Meeting  - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/moc
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time  the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then  follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M37547-P15073	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COMMAND SECURITY CORPORATION The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors	☐	☐	☐

Nominees:
01) Peter T. Kikis
02) Martin C. Blake, Jr.
03) Janet L. Steinmayer

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2. Ratification of Appointment of Independent Registered Public Accountants.					☐	☐	☐

3. Authorization of the Amendment to the Certificate of Incorporation to effect a Reverse Stock Split of the Company's Common Stock at a Ratio of One-for-Ten.					☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

COMMAND SECURITY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder hereby appoints Martin C. Blake, Jr. and Barry I. Regenstein, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent  and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Command  Security Corporation  that the shareholder  is entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 p.m., Eastern Time on September 13, 2011, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on September 13, 2011.

Meeting Information
COMMAND SECURITY CORPORATION
Meeting Type: Annual Meeting
For holders as of:   July 26, 2011
Date: September 13, 2011   Time: 1:00 PM EDT
Location:   Meeting live via the Internet-please visit
www.virtualshareholdermeeting.com/moc.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit  www.virtualshareholdermeeting.com/moc and be sure to have the information that is printed in the box marked by the arrow -› [XXXX XXXX XXXX] (located on the following page).

1133 RT 55 LEXINGTON PARK P.O. BOX 340 LAGRANGEVILLE, NY 12540

You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these  shares.  This  communication  presents  only  an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT   FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow -› [XXXX XXXX XXXX] (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.  Please choose one of the following methods to make your request:
1) BY INTERNET:    www.proxyvote.com
2) BY TELEPHONE:  1-800-579-1639
3) BY E-MAIL*:          sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow -› [XXXX XXXX XXXX] (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 30, 2011 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote By Internet:
   Before The Meeting:
          Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow -› [XXXX XXXX XXXX] available and follow the instructions.
   During The Meeting:
          Go to www.virtualshareholdermeeting.com/moc. Have the information that is printed in the box marked by the arrow -›
 [XXXX XXXX XXXX] available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees:
01) Peter T. Kikis
02) Martin C. Blake, Jr.
03) Janet L. Steinmayer

The Board of Directors recommends you vote FOR the following proposals:

2.	Ratification of Appointment of Independent Registered Public Accountants.

3.	Authorization of the Amendment to the Certificate of Incorporation to effect a Reverse Stock Split of the Company's Common Stock at a Ratio of One-for-Ten.